Exhibit 99.1

 NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2013

NET INCOME OF $229 MILLION, OR $.25 PER COMMON SHARE

Loans up 5% from prior year, driven by an

11% increase in commercial, financial and agricultural

Achieved expense target, with $207 million in annualized savings

Credit quality improves, with nonperforming assets down 19% from prior year

CLEVELAND, October 16, 2013 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $229 million, or $.25 per common share, compared to $193 million, or $.21 per common share for the second quarter of 2013, and $211 million, or $.22 per common share for the third quarter of 2012. During the third quarter, Key incurred $41 million, or $.03 per common share of costs related to both its previously announced efficiency initiative and a pension settlement charge.

For the nine months ended September 30, 2013, net income from continuing operations attributable to Key common shareholders was $618 million, or $.67 per common share, compared to $623 million, or $.66 per common share for the same period one year ago. During the nine months ended September 30, 2013, Key incurred $93 million, or $.06 per common share of costs related to both its efficiency initiative and a pension settlement charge.

CURRENT QUARTER DEVELOPMENTS

Executing on growth initiatives

•	Acquired commercial mortgage servicing portfolio and special servicing business, adding over $1 billion in low-cost funding through escrow deposit balances

•	Grew and expanded client relationships by executing on Key’s relationship model and focusing on targeted client segments

Achieved expense savings target

•	Achieved annualized run rate savings of $207 million, focused on further efficiency improvements

•	Recognized expenses of $41 million, or $.03 per common share, associated with the efficiency initiative and a pension settlement charge during the third quarter of 2013

•	Consolidated eight branches during the third quarter, reaching 65 total consolidated branches since the launch of the efficiency initiative

Focused on capital management priorities

•	Completed Victory divestiture on July 31, realizing an after-tax net gain of $92 million in discontinued operations; additional gain may be realized, resulting from consents received through January 2014

•	Repurchased $198 million of common shares during the third quarter of 2013

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

“Key’s results reflect another quarter of improved performance as we continued to grow our businesses, improve efficiency and execute on our capital priorities,” said Chairman and Chief Executive Officer Beth Mooney. “Revenue benefited from solid loan growth, driven by an 11% increase from the prior year in commercial, financial and agricultural loans, as well as improved trends in several of our fee-based businesses. These results reflect the success of our distinctive business model and our progress in implementing our growth initiatives. Expense levels continued to be well-managed. Importantly, we accomplished our goal that we set in June of 2012 to achieve annualized cost savings of $200 million. This is an important milestone for us, and we believe that our cost discipline is now embedded within our culture, which will allow us to drive further efficiency improvements. Credit quality also improved, with net charge-offs to average loans now at their lowest level since the first quarter of 2007.”

“We continued to invest in our business, as well as address areas that do not fit our relationship strategy. This quarter, we executed on both parts of our strategy by completing the previously announced acquisition of commercial real estate servicing and the sale of Victory Capital Management,” continued Mooney.

THIRD QUARTER 2013 FINANCIAL RESULTS

Compared with Third Quarter of 2012, from continuing operations

•	Total revenue decreased $53 million

•	Taxable-equivalent net interest income of $584 million, up $6 million; third quarter of 2013 included an $8 million write-off of capitalized loan origination costs due to the early termination of leveraged leases compared to $13 million in the third quarter of 2012

•	Noninterest income declined $59 million primarily due to a $54 million gain associated with the redemption of trust preferred securities one year ago

•	Net interest margin of 3.11%, down 12 basis points

•	Continued average loan growth driven by 11.1% increase in commercial, financial and agricultural loans

•	Average deposits increased $3.4 billion, or 5.4%, partially attributable to $1 billion in escrow deposit balances from the commercial mortgage servicing portfolio and special servicing business acquisition

•	Noninterest expense up $4 million, which included a pension settlement charge of $25 million and $16 million associated with the efficiency initiative compared to $9 million one year ago

•	Net loan charge-offs decreased 66.1% to .28% of average total loans

•	Maintained solid capital position with Tier 1 common equity of 11.11%

Compared with Second Quarter of 2013, from continuing operations

•	Total revenue increased $28 million

•	Taxable-equivalent net interest income down $2 million, partially due to a write-off of $8 million of capitalized loan origination costs associated with the early termination of leveraged leases

•	Noninterest income up $30 million primarily due to a $23 million gain on the early termination of leveraged leases

•	Net interest margin down two basis points due to the write-off of capitalized loan origination costs associated with the early termination of leveraged leases, resulting in a four basis point decline

•	Average loans up 1.1% primarily due to an increase in commercial, financial and agricultural loans

•	Average deposits up slightly due to addition of escrow deposit balances from the commercial mortgage servicing portfolio and special servicing business acquisition

•	Noninterest expense increased $5 million, which included a pension settlement charge of $25 million partially offset by a $21 million decrease in costs associated with the efficiency initiative

•	Net loan charge-offs decreased 17.8%

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Discontinued Operations

•	Realized an after-tax gain of $92 million on Victory divestiture; the cash portion of this gain was $72 million

•	Recognized a net after-tax loss of $48 million related to the fair value of the loans and securities in Key’s ten education loan securitization trusts

The remaining discussion pertains only to continuing operations unless otherwise noted.

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Income (loss) from continuing operations attributable to Key common shareholders	$229	$193	$211	18.7%	8.5%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.25	.21	.22	19.0	13.6
Return on average total assets from continuing operations	1.12%	.95%	1.06%	N/A	N/A
Tier 1 common equity (a)	11.11	11.18	11.30	N/A	N/A
Book value at period end	$11.05	$10.89	$10.64	1.5	3.9%
Net interest margin (TE) from continuing operations	3.11%	3.13%	3.23%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Net interest income (TE)	$584	$586	$578	(.3)%	1.0%
Noninterest income	459	429	518	7.0	(11.4)

Total revenue	$1,043	$1,015	$1,096	2.8%	(4.8)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $584 million for the third quarter of 2013, and the net interest margin was 3.11%. These results compare to taxable-equivalent net interest income of $578 million and a net interest margin of 3.23% for the third quarter of 2012. The increase in net interest income was primarily due to a decline of $5 million of recognized unamortized lease origination costs related to the early termination of leveraged leases in the third quarter of 2013 compared to the third quarter of 2012. The decrease in the net interest margin was primarily a result of earning asset yields falling faster than the cost of funds over the past year.

Compared to the second quarter of 2013, taxable-equivalent net interest income decreased by $2 million, and the net interest margin declined by two basis points. The decrease in net interest income was primarily due to the recognition of unamortized lease origination costs of $8 million in connection with the early termination of two leveraged leases in the third quarter of 2013. The decline was partially offset by a higher day count in the third quarter and lower funding costs from the maturity of higher rate debt and certificates of deposit. The decrease in the net interest margin was largely attributable to the recognition of unamortized lease origination costs and lower yields on loans. This decrease was partially offset by a lower cost of funds.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Noninterest Income

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Trust and investment services income	$100	$100	$94	—	6.4%
Investment banking and debt placement fees	86	84	83	2.4%	3.6
Service charges on deposit accounts	73	71	74	2.8	(1.4)
Operating lease income and other leasing gains	43	19	66	126.3	(34.8)
Corporate services income	44	43	39	2.3	12.8
Cards and payments income	43	42	37	2.4	16.2
Corporate-owned life insurance income	26	31	26	(16.1)	—
Consumer mortgage income	3	6	11	(50.0)	(72.7)
Net gains (losses) from principal investing	17	7	11	142.9	54.5
Other income	24	26	77	(7.7)	(68.8)

Total noninterest income	$459	$429	$518	7.0%	(11.4)%

Key’s noninterest income was $459 million for the third quarter of 2013, compared to $518 million for the year-ago quarter. Other income declined $53 million due to a $54 million gain associated with the redemption of trust preferred securities one year ago. Operating lease income and other leasing gains also decreased $23 million, partially due to a $39 million gain on the early termination of leveraged leases one year ago compared to a $23 million gain on the early termination of leveraged leases in the current quarter. These decreases were partially offset by increases in trust and investment services income, cards and payments income, and net gains (losses) from principal investing of $6 million each.

Compared to the second quarter of 2013, noninterest income increased by $30 million. Operating lease income and other leasing gains increased $24 million primarily due to a $23 million gain on the early termination of leveraged leases. Net gains (losses) from principal investing also increased $10 million. These increases were partially offset by a $5 million decline in corporate-owned life insurance income.

Noninterest Expense

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Personnel expense	$414	$406	$399	2.0%	3.8%
Nonpersonnel expense	302	305	313	(1.0)	(3.5)

Total noninterest expense	$716	$711	$712	.7%	.6%

Key’s noninterest expense was $716 million for the third quarter of 2013, compared to $712 million for the same period last year. Excluding the $41 million in expenses related to Key’s efficiency initiative and the pension settlement charge compared to the $9 million in efficiency initiative expenses one year ago, noninterest expense was down $28 million from prior year. Personnel expense increased $15 million. Employee benefits, a component of personnel expense, increased $24 million due to a $25 million pension settlement charge as a result of an increase in lump sum payments made from the pension plans. This increase in employee benefits was partially offset by a $5 million decrease in salaries and a $2 million decline in both incentive compensation and stock-based compensation. Nonpersonnel expense decreased $11 million from one year ago primarily due to a decline in business services and professional fees.

Compared to the second quarter of 2013, noninterest expense increased by $5 million. Excluding the $41 million in expenses related to Key’s efficiency initiative and the pension settlement charge compared to the $37 million in efficiency initiative expenses last quarter, noninterest expense was up $1 million from the second quarter of 2013. Personnel expense increased $8 million. Employee benefits, a component of personnel expense, increased $22 million due to a $25 million pension settlement charge as a result of an increase in lump sum payments made from the pension plans. Incentive compensation also increased $4 million. These increases were partially offset by a $12 million decline in severance expense and a $5 million decrease in salaries. Nonpersonnel expense declined $3 million from the second quarter of 2013. Net occupancy decreased $6 million, which was partially offset by an increase in marketing expense of $5 million.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

BALANCE SHEET HIGHLIGHTS

As of September 30, 2013, Key had total assets of $90.7 billion compared to $90.6 billion at June 30, 2013, and $87.0 billion at September 30, 2012.

Average Loans

dollars in millions				Change 9-30-13 vs.
	9-30-13	6-30-13	9-30-12	6-30-13	9-30-12
Commercial, financial and agricultural (a)	$23,864	$23,480	$21,473	1.6%	11.1%
Other commercial loans	13,281	13,290	13,605	(.1)	(2.4)
Total home equity loans	10,611	10,381	10,202	2.2	4.0
Other consumer loans	5,515	5,545	5,415	(.5)	1.8

Total loans	$53,271	$52,696	$50,695	1.1%	5.1%

(a)	Commercial, financial and agricultural average balance for the three months ended September 30, 2013, June 30, 2013, and September 30, 2012, includes $96 million, $96 million, and $54 million, respectively, of assets from commercial credit cards.

Average loans were $53.3 billion for the third quarter of 2013, an increase of $2.6 billion compared to the third quarter of 2012. Commercial, financial and agricultural loans grew by $2.4 billion over the year-ago quarter, with strong growth across Key’s lending to business clients. In addition, home equity loans grew $409 million primarily as a result of lending campaigns launched in the Fall of 2012 and Spring of 2013. Credit cards also increased $268 million as a result of Key’s third quarter 2012 credit card portfolio acquisition. Loan growth was partially offset by declines in the equipment lease portfolio, which included the early termination of certain leveraged leases, and run-off of consumer loans in the designated exit portfolio.

Compared to the second quarter of 2013, average loans increased by $575 million. This average loan growth was attributable to an increase in commercial, financial and agricultural loans of $384 million mostly in the Key Equipment Finance and KeyBank Real Estate Capital lines of business. Home equity loans also grew $230 million, benefitting from Key’s Spring lending promotion. This growth in loans was partially offset by the impact of the early termination of certain leveraged leases and consumer exit loan run-off.

Average Deposits

dollars in millions				Change 9-30-13 vs.
	9-30-13	6-30-13	9-30-12	6-30-13	9-30-12
Non-time deposits (a)	$58,620	$57,691	$53,432	1.6%	9.7%
Certificates of deposits ($100,000 or more)	2,785	2,975	3,420	(6.4)	(18.6)
Other time deposits	3,957	4,202	5,158	(5.8)	(23.3)

Total deposits	$65,362	$64,868	$62,010	.8%	5.4%

Cost of total deposits (a)	.22%	.26%	.38%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $65.4 billion for the third quarter of 2013, an increase of $3.4 billion compared to the year-ago quarter. The growth was driven by corporate clients and the addition of escrow demand deposits from Key’s servicing business acquisition. The overall growth resulted from an increase in demand deposits of $2.5 billion and interest-bearing non-time deposits of $2.7 billion. This deposit growth was partially offset by $1.8 billion of run-off of certificates of deposit and other time deposits.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Compared to the second quarter of 2013, average deposits, excluding deposits in foreign office, increased by $494 million. This deposit growth was primarily due to $1 billion of acquired escrow deposits that were added during the quarter and an increase in interest-bearing commercial deposits. This growth was partially offset by expected money market deposit withdrawals and run-off in certificates of deposit.

ASSET QUALITY

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Net loan charge-offs	$37	$45	$109	(17.8)%	(66.1)%
Net loan charge-offs to average total loans	.28%	.34%	.86%	N/A	N/A
Nonperforming loans at period end (a)	$541	$652	$653	(17.0)	(17.2)
Nonperforming assets at period end	579	693	718	(16.5)	(19.4)
Allowance for loan and lease losses	868	876	888	(.9)%	(2.3)
Allowance for loan and lease losses to nonperforming loans	160.4%	134.4%	136.0%	N/A	N/A
Provision (credit) for loan and lease losses	$28	$28	$109	—	(74.3)%

(a)	September 30, 2013, June 30, 2013, and September 30, 2012 amounts exclude $18 million, $19 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

N/A = Not Applicable

Key’s provision for loan and lease losses was $28 million for the third quarter of 2013, compared to $28 million for the second quarter of 2013 and $109 million for the year-ago quarter. Key’s allowance for loan and lease losses was $868 million, or 1.62% of total period-end loans at September 30, 2013, compared to 1.65% at June 30, 2013, and 1.73% at September 30, 2012. During the third quarter of 2012, Key established an allowance for loan and lease losses for the acquired credit card and branch loans; the allowance for these loan and lease losses was approximately $29 million at September 30, 2012.

Net loan charge-offs for the third quarter of 2013 totaled $37 million, or .28% of average total loans. These results compare to $45 million, or .34% for the second quarter of 2013, and $109 million, or .86% for the same period last year. Net loan charge-offs in the third quarter of 2012 included $45 million of incremental net loan charge-offs reported in accordance with updated regulatory guidance requiring loans discharged through Chapter 7 bankruptcy and not reaffirmed by the borrower to be charged off to the collateral’s fair market value less selling costs and classified as nonaccrual regardless of their delinquency status.

At September 30, 2013, Key’s nonperforming loans totaled $541 million and represented 1.01% of period-end portfolio loans, compared to 1.23% at June 30, 2013 and 1.27% at September 30, 2012. Nonperforming loans at September 30, 2012 included $38 million that was the net carrying amount of the secured loans reclassified as troubled-debt restructurings under the updated regulatory guidance discussed above. Nonperforming assets at September 30, 2013 totaled $579 million and represented 1.08% of period-end portfolio loans and OREO and other nonperforming assets, compared to 1.30% at June 30, 2013, and 1.39% at September 30, 2012.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2013.

Capital Ratios

	9-30-13	6-30-13	9-30-12
Tier 1 common equity (a), (b)	11.11%	11.18%	11.30%
Tier 1 risk-based capital (a)	11.85	11.93	12.10
Total risk based capital (a)	14.30	14.65	15.17
Tangible common equity to tangible assets (b)	9.93	9.96	10.39
Leverage (a)	11.32	11.25	11.37

(a)	9-30-13 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at September 30, 2013, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.11% and 11.85%, respectively. In addition, the tangible common equity ratio was 9.93% at September 30, 2013.

In July 2013, the Federal banking regulators approved the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules are effective January 1, 2014, the mandatory compliance date for Key begins on January 1, 2015, and is subject to transitional provisions extending to January 1, 2019. Key’s estimated Tier 1 common equity as calculated under the Regulatory Capital Rules was 10.56% at September 30, 2013. This exceeds the fully phased-in required minimum Tier 1 common equity (including capital conservation buffer) of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Shares outstanding at beginning of period	912,883	922,581	945,473	(1.1)%	(3.4)%
Common shares repurchased	(16,364)	(10,786)	(9,639)	51.7	69.8
Shares reissued (returned) under employee benefit plans	1,302	1,088	361	19.7	260.7

Shares outstanding at end of period	897,821	912,883	936,195	(1.6)%	(4.1)%

As previously reported and as authorized by Key’s Board of Directors and pursuant to Key’s 2013 capital plan submitted to and not objected to by the Federal Reserve, Key has authority to repurchase up to $426 million of its common shares. Common share repurchases under the 2013 capital plan authorization are expected to be executed through the first quarter of 2014. During the third quarter of 2013, Key completed $198 million of common share repurchases on the open market under Key’s share repurchase program.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Revenue from continuing operations (TE)
Key Community Bank	$551	$556	$575	(.9)%	(4.2)%
Key Corporate Bank	377	375	370	.5	1.9
Other Segments	114	86	157	32.6	(27.4)

Total segments	1,042	1,017	1,102	2.5	(5.4)
Reconciling items	1	(2)	(6)	N/M	N/M

Total	$1,043	$1,015	$1,096	2.8%	(4.8)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$54	$37	$(16)	45.9%	N/M
Key Corporate Bank	96	116	109	(17.2)	(11.9)%
Other Segments	92	70	104	31.4	(11.5)

Total segments	242	223	197	8.5	22.8
Reconciling items	(7)	(24)	19	N/M	N/M

Total	$235	$199	$216	18.1%	8.8%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Summary of operations
Net interest income (TE)	$357	$357	$376	—	(5.1)%
Noninterest income	194	199	199	(2.5)%	(2.5)

Total revenue (TE)	551	556	575	(.9)	(4.2)
Provision (credit) for loan and lease losses	24	41	123	(41.5)	(80.5)
Noninterest expense	441	456	478	(3.3)	(7.7)%

Income (loss) before income taxes (TE)	86	59	(26)	45.8	N/M
Allocated income taxes (benefit) and TE adjustments	32	22	(10)	45.5	N/M

Net income (loss) attributable to Key	$54	$37	$(16)	45.9%	N/M

Average balances
Loans and leases	$29,495	$29,161	$27,764	1.1%	6.2%
Total assets	31,679	31,570	30,305	.3	4.5
Deposits	49,652	49,473	49,269	.4	.8
Assets under management at period end	$25,574	$24,395	$23,246	4.8%	10.0%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Additional Key Community Bank Data

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Noninterest income
Trust and investment services income	$68	$68	$65	—	4.6%
Service charges on deposit accounts	61	60	62	1.7%	(1.6)
Cards and payments income	36	37	33	(2.7)	9.1
Other noninterest income	29	34	39	(14.7)	(25.6)

Total noninterest income	$194	$199	$199	(2.5)%	(2.5)%

Average deposit balances
NOW and money market deposit accounts	$26,564	$26,341	$24,991	.8%	6.3%
Savings deposits	2,510	2,536	2,368	(1.0)	6.0
Certificates of deposit ($100,000 or more)	2,264	2,443	2,936	(7.3)	(22.9)
Other time deposits	3,949	4,195	5,137	(5.9)	(23.1)
Deposits in foreign office	278	284	292	(2.1)	(4.8)
Noninterest-bearing deposits	14,087	13,674	13,545	3.0	4.0

Total deposits	$49,652	$49,473	$49,269	.4%	.8%

Home equity loans
Average balance	$10,247	$9,992	$9,734
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	58	57	54
Other data
Branches	1,044	1,052	1,087
Automated teller machines	1,350	1,359	1,620

Key Community Bank Summary of Operations

•	Continued credit card penetration and successful integration of branches in Western New York

•	Nine consecutive quarters of average loan growth

•	Core deposits up $2.3 billion, or 5.5% from the prior year

Key Community Bank recorded net income attributable to Key of $54 million for the third quarter of 2013, compared to a net loss attributable to Key of $16 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $19 million, or 5.1% from the third quarter of 2012 due to declines in the deposit spread in the current period as a result of the continued low-rate environment. Average loans and leases grew 6.2% while average deposits increased .8% from one year ago.

Noninterest income declined by $5 million, or 2.5% from the year-ago quarter. Consumer mortgage income decreased $8 million, and other income declined $3 million. These decreases were partially offset by increases in cards and payments income and trust and investment services income of $3 million each.

The provision for loan and lease losses decreased by $99 million, or 80.5% from the third quarter of 2012. During the third quarter of 2012, the application of updated regulatory guidance related to debts discharged through Chapter 7 bankruptcy increased the provision $45 million, and the acquisition of the credit card portfolio and Western New York branches increased the provision $32 million. Net loan charge-offs decreased $64 million from the same period one year ago, partially due to the application of the updated regulatory guidance in the third quarter of 2012 as discussed above.

Noninterest expense declined by $37 million, or 7.7 % from the year-ago quarter as a result of Key’s efficiency initiative. Personnel expense decreased $17 million primarily due to declines in salaries, incentive compensation, and employee benefits. Nonpersonnel expense declined $20 million primarily due to declines in business services and professional fees, computer processing, and internally-allocated costs.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Key Corporate Bank

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Summary of operations
Net interest income (TE)	$188	$189	$189	(.5)%	(.5)%
Noninterest income	189	186	181	1.6	4.4

Total revenue (TE)	377	375	370	.5	1.9
Provision (credit) for loan and lease losses	13	(10)	(3)	N/M	N/M
Noninterest expense	217	202	201	7.4	8.0

Income (loss) before income taxes (TE)	147	183	172	(19.7)	(14.5)
Allocated income taxes and TE adjustments	51	67	63	(23.9)	(19.0)

Net income (loss) attributable to Key	$96	$116	$109	(17.2)%	(11.9)%

Average balances
Loans and leases	$20,586	$20,133	$18,893	2.3%	9.0%
Loans held for sale	422	466	441	(9.4)	(4.3)
Total assets	24,487	23,965	22,912	2.2	6.9
Deposits	16,125	15,606	12,879	3.3	25.2
Assets under management at period end	$10,536	$11,149	$12,341	(5.5)%	(14.6)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 3Q13 vs.
	3Q13	2Q13	3Q12	2Q13	3Q12
Noninterest income
Trust and investment services income	$31	$33	$31	(6.1)%	—
Investment banking and debt placement fees	85	82	82	3.7	3.7%
Operating lease income and other leasing gains	14	13	21	7.7	(33.3)
Corporate services income	34	32	28	6.3	21.4
Service charges on deposit accounts	11	11	12	—	(8.3)
Cards and payments income	6	5	6	20.0	—

Payments and services income	51	48	46	6.3	10.9
Other noninterest income	8	10	1	(20.0)	700.0

Total noninterest income	$189	$186	$181	1.6%	4.4%

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees increased 3.7% from the prior year

•	Average loan balances up 9% from the prior year

•	Average deposits up 25.2% from the prior year

Key Corporate Bank recorded net income attributable to Key of $96 million for the third quarter of 2013, compared to $109 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $1 million, or .5% compared to the third quarter of 2012. Average earning assets increased $1.7 billion, or 8.3% from the year-ago quarter, driving a $7 million increase in earning asset spread. Average deposit balances increased $3.2 billion, or 25.2% from the year-ago quarter, driven by third-party servicing acquisitions and increased public sector deposits. However, these increases in balances were offset by declines in the deposit spread as a result of the continued low-rate environment.

Noninterest income increased by $8 million, or 4.4% from the third quarter of 2012. Increases in investment banking and debt placement fees, corporate services, and other income were partially offset by a decrease in operating lease income and other leasing gains compared to the year-ago quarter.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

The provision for loan and lease losses was a charge of $13 million compared to a credit of $3 million for the third quarter of 2012 due to loan growth and lower levels of recovery.

Noninterest expense increased by $16 million, or 8% from the third quarter of 2012. This increase was driven by a $2 million charge in the provision (credit) for losses on lending-related commitments compared to a credit of $6 million for the third quarter of 2012. Internally-allocated costs were also higher in the current quarter than one year ago.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $92 million for the third quarter of 2013, compared to net income attributable to Key of $104 million for the same period last year. These results were primarily attributable to a decrease in other income due to a $54 million gain on the redemption of certain trust preferred securities. The net gain resulting from the early termination of leveraged leases was $15 million (a $23 million gain in operating lease income less an $8 million charge for the write-off of capitalized loan origination costs) in the third quarter of 2013 compared to a net gain of $26 million in the third quarter of 2012, which also contributed to the decline in other segments. These decreases were partially offset by an increase in net interest income of $24 million, adjusted for the impact of the leveraged lease terminations discussed above, and a decline in noninterest expense of $19 million.

Discontinued Operations

On July 31, 2013, Key closed the sale of Victory and completed the divestiture of this business. This sale resulted in an after-tax gain of $92 million; the cash portion of this gain was $72 million. Additional gain may be realized, resulting from consents received through January 2014. The gain on the Victory divestiture was partially offset by a net after-tax loss of $48 million related to the fair value of the loans and securities in Key’s ten education loan securitization trusts. During the third quarter, additional market participant information about projected trends for default and recovery rates became available. Based on this information and Key’s related internal analysis, certain assumptions related to valuing the loans in these securitization trusts were adjusted.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $90.7 billion at September 30, 2013.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 13 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon

216.689.3133

Kelly_L_Dillon@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “expect,” “believe,” and “anticipate,” and other similar references to future periods. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2012, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, and June 30, 2013, each of which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: continued strain on the global financial markets as a result of economic slowdowns and concerns; current regulatory initiatives in the U.S., including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, subjecting us to a variety of new and more stringent legal and regulatory requirements and increased scrutiny from our regulators; adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; and our ability to timely and effectively implement our strategic initiatives. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Wednesday, October 16, 2013. An audio replay of the call will be available through October 23, 2013.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

KeyCorp

Third Quarter 2013

Financial Supplement

Page
14	Financial Highlights
16	GAAP to Non-GAAP Reconciliation
19	Consolidated Balance Sheets
20	Consolidated Statements of Income
21	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
23	Noninterest Expense
23	Personnel Expense
24	Loan Composition
24	Loans Held for Sale Composition
24	Summary of Changes in Loans Held for Sale
25	Exit Loan Portfolio From Continuing Operations
25	Asset Quality Statistics From Continuing Operations
26	Summary of Loan and Lease Loss Experience From Continuing Operations
27	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
28	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
29	Line of Business Results

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	9-30-13	6-30-13	9-30-12
Summary of operations
Net interest income (TE)	$584	$586	$578
Noninterest income	459	429	518

Total revenue (TE)	1,043	1,015	1,096
Provision (credit) for loan and lease losses	28	28	109
Noninterest expense	716	711	712
Income (loss) from continuing operations attributable to Key	235	199	216
Income (loss) from discontinued operations, net of taxes (a)	37	5	3
Net income (loss) attributable to Key	272	204	219
Income (loss) from continuing operations attributable to Key common shareholders	$229	$193	$211
Income (loss) from discontinued operations, net of taxes (a)	37	5	3
Net income (loss) attributable to Key common shareholders	266	198	214
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.21	$.23
Income (loss) from discontinued operations, net of taxes (a)	.04	.01	—
Net income (loss) attributable to Key common shareholders (b)	.29	.22	.23
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.25	.21	.22
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.04	.01	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.29	.22	.23
Cash dividends paid	.055	.055	.05
Book value at period end	11.05	10.89	10.64
Tangible book value at period end	9.92	9.77	9.54
Market price at period end	11.40	11.04	8.74
Performance ratios
From continuing operations:
Return on average total assets	1.12%	.95%	1.06%
Return on average common equity	9.13	7.72	8.45
Return on average tangible common equity (c)	10.18	8.60	9.43
Net interest margin (TE)	3.11	3.13	3.23
Cash efficiency ratio (c)	67.5	69.1	64.1
From consolidated operations:
Return on average total assets	1.22%	.92%	1.01%
Return on average common equity	10.61	7.92	8.57
Return on average tangible common equity (c)	11.82	8.82	9.56
Net interest margin (TE)	3.06	3.07	3.14
Loan to deposit (d)	83.8	83.6	86.2
Capital ratios at period end
Key shareholders’ equity to assets	11.25%	11.29%	11.79%
Key common shareholders’ equity to assets	10.94	10.96	11.45
Tangible common equity to tangible assets (c)	9.93	9.96	10.39
Tier 1 common equity (c), (e)	11.11	11.18	11.30
Tier 1 risk-based capital (e)	11.85	11.93	12.10
Total risk-based capital (e)	14.30	14.65	15.17
Leverage (e)	11.32	11.25	11.37
Asset quality — from continuing operations
Net loan charge-offs	$37	$45	$109
Net loan charge-offs to average loans	.28%	.34%	.86%
Allowance for loan and lease losses to annualized net loan charge-offs	591.3	485.3	204.8
Allowance for loan and lease losses	$868	$876	$888
Allowance for credit losses	908	913	931
Allowance for loan and lease losses to period-end loans	1.62%	1.65%	1.73%
Allowance for credit losses to period-end loans	1.69	1.72	1.81
Allowance for loan and lease losses to nonperforming loans	160.4	134.4	136.0
Allowance for credit losses to nonperforming loans	167.8	140.0	142.6
Nonperforming loans at period end (f)	$541	$652	$653
Nonperforming assets at period end	579	693	718
Nonperforming loans to period-end portfolio loans	1.01%	1.23%	1.27%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.08	1.30	1.39
Trust and brokerage assets
Assets under management	$36,110	$35,544	$35,587
Nonmanaged and brokerage assets	38,525	37,759	34,322
Other data
Average full-time equivalent employees	14,555	14,999	15,833
Branches	1,044	1,052	1,087
Taxable-equivalent adjustment	$6	$5	$6

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Nine months ended
	9-30-13	9-30-12
Summary of operations
Net interest income (TE)	$1,759	$1,681
Noninterest income	1,313	1,417

Total revenue (TE)	3,072	3,098
Provision (credit) for loan and lease losses	111	172
Noninterest expense	2,108	2,084
Income (loss) from continuing operations attributable to Key	635	639
Income (loss) from discontinued operations, net of taxes (a)	45	16
Net income (loss) attributable to Key	680	655
Income (loss) from continuing operations attributable to Key common shareholders	$618	$623
Income (loss) from discontinued operations, net of taxes (a)	45	16
Net income (loss) attributable to Key common shareholders	663	639
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.68	$.66
Income (loss) from discontinued operations, net of taxes (a)	.05	.02
Net income (loss) attributable to Key common shareholders (b)	.73	.68
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.67	.66
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.05	.02
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.72	.67
Cash dividends paid	.16	.13
Performance ratios
From continuing operations:
Return on average total assets	1.02%	1.06%
Return on average common equity	8.27	8.48
Return on average tangible common equity (c)	9.22	9.40
Net interest margin (TE)	3.16	3.15
Cash efficiency ratio (c)	67.5	66.9
From consolidated operations:
Return on average total assets	1.03%	1.01%
Return on average common equity	8.88	8.70
Return on average tangible common equity (c)	9.89	9.64
Net interest margin (TE)	3.10	3.07
Asset quality — from continuing operations
Net loan charge-offs	$131	$287
Net loan charge-offs to average total loans	.33%	.77%
Other data
Average full-time equivalent employees	14,980	15,565
Taxable-equivalent adjustment	$17	$18

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	9-30-13 ratio is estimated.
(f)	September 30, 2013, June 30, 2013, and September 30, 2012 amounts exclude $18 million, $19 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and “adjusted cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio and the adjusted cash efficiency ratio are ratios of two non-GAAP performance measures. As such, there are no directly comparable GAAP performance measures. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The adjusted cash efficiency ratio further removes the impact of the efficiency initiative charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	9-30-13	6-30-13	9-30-12
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,206	$10,229	$10,251
Less: Intangible assets (a)	1,017	1,021	1,031
Preferred Stock, Series A (b)	282	282	291

Tangible common equity (non-GAAP)	$8,907	$8,926	$8,929

Total assets (GAAP)	$90,708	$90,639	$86,950
Less: Intangible assets (a)	1,017	1,021	1,031

Tangible assets (non-GAAP)	$89,691	$89,618	$85,919

Tangible common equity to tangible assets ratio (non-GAAP)	9.93%	9.96%	10.39%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,206	$10,229	$10,251
Qualifying capital securities	339	339	339
Less: Goodwill	979	979	979
Accumulated other comprehensive income (loss) (c)	(409)	(359)	(109)
Other assets (d)	97	101	121

Total Tier 1 capital (regulatory)	9,878	9,847	9,599
Less: Qualifying capital securities	339	339	339
Preferred Stock, Series A (b)	282	282	291

Total Tier 1 common equity (non-GAAP)	$9,257	$9,226	$8,969

Net risk-weighted assets (regulatory) (d), (e)	$83,335	$82,528	$79,363
Tier 1 common equity ratio (non-GAAP) (e)	11.11%	11.18%	11.30%
Pre-provision net revenue
Net interest income (GAAP)	$578	$581	$572
Plus: Taxable-equivalent adjustment	6	5	6
Noninterest income (GAAP)	459	429	518
Less: Noninterest expense (GAAP)	716	711	712

Pre-provision net revenue from continuing operations (non-GAAP)	$327	$304	$384

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	9-30-13	6-30-13	9-30-12
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,237	$10,314	$10,222
Less: Intangible assets (average) (f)	1,019	1,023	1,026
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$8,927	$9,000	$8,905

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$229	$193	$211
Average tangible common equity (non-GAAP)	8,927	9,000	8,905
Return on average tangible common equity from continuing operations (non-GAAP)	10.18%	8.60%	9.43%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$266	$198	$214
Average tangible common equity (non-GAAP)	8,927	9,000	8,905
Return on average tangible common equity consolidated (non-GAAP)	11.82%	8.82%	9.56%
Cash efficiency ratio
Noninterest expense (GAAP)	$716	$711	$712
Less: Intangible asset amortization on credit cards (GAAP)	8	7	6
Other intangible asset amortization (GAAP)	4	3	3

Adjusted noninterest expense (non-GAAP)	$704	$701	$703

Net interest income (GAAP)	$578	$581	$572
Plus: Taxable-equivalent adjustment	6	5	6
Noninterest income (GAAP)	459	429	518

Total taxable-equivalent revenue (non-GAAP)	$1,043	$1,015	$1,096

Cash efficiency ratio (non-GAAP)	67.5%	69.1%	64.1%
Adjusted cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$704	$701	$703
Less: Efficiency initiative and pension settlement charges (non-GAAP)	41	37	9

Net adjusted noninterest expense (non-GAAP)	$663	$664	$694

Total taxable-equivalent revenue (non-GAAP)	$1,043	$1,015	$1,096
Adjusted cash efficiency ratio net of efficiency initiative charges (non-GAAP)	63.6%	65.4%	63.3%

	Three months ended
	9-30-13	6-30-13
Tier 1 common equity under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules	$9,257	$9,226
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other (g)	(140)	(62)

Tier 1 common equity anticipated under the Regulatory Capital Rules (h)	$9,117	$9,164

Net risk-weighted assets under current regulatory rules	$83,335	$82,528
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Loan commitments less than one year	496	826
Past due loans	244	253
Mortgage servicing assets (i)	576	487
Deferred tax assets (i)	240	279
Other	1,451	1,029

Total risk-weighted assets anticipated under the Regulatory Capital Rules	$86,342	$85,402

Tier 1 common equity ratio under the Regulatory Capital Rules (h)	10.56%	10.73%

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Nine months ended
	9-30-13	9-30-12
Pre-provision net revenue
Net interest income (GAAP)	$1,742	$1,663
Plus: Taxable-equivalent adjustment	17	18
Noninterest income (GAAP)	1,313	1,417
Less: Noninterest expense (GAAP)	2,108	2,084

Pre-provision net revenue from continuing operations (non-GAAP)	$964	$1,014

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,277	$10,105
Less: Intangible assets (average) (j)	1,023	964
Preferred Stock, Series A (average)	291	291

Average tangible common equity (non-GAAP)	$8,963	$8,850

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$618	$623
Average tangible common equity (non-GAAP)	8,963	8,850
Return on average tangible common equity from continuing operations (non-GAAP)	9.22%	9.40%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$663	$639
Average tangible common equity (non-GAAP)	8,963	8,850
Return on average tangible common equity consolidated (non-GAAP)	9.89%	9.64%
Cash efficiency ratio
Noninterest expense (GAAP)	$2,108	$2,084
Less: Intangible asset amortization on credit cards (GAAP)	23	6
Other intangible asset amortization (GAAP)	11	5

Adjusted noninterest expense (non-GAAP)	$2,074	$2,073

Net interest income (GAAP)	$1,742	$1,663
Plus: Taxable-equivalent adjustment	17	18
Noninterest income (GAAP)	1,313	1,417

Total taxable-equivalent revenue (non-GAAP)	$3,072	$3,098

Cash efficiency ratio (non-GAAP)	67.5%	66.9%
Adjusted cash efficiency ratio net of efficiency initiative charges
Adjusted noninterest expense (non-GAAP)	$2,074	$2,073
Less: Efficiency initiative and pension settlement charges (non-GAAP)	93	9

Net adjusted noninterest expense (non-GAAP)	$1,981	$2,064

Total taxable-equivalent revenue (non-GAAP)	$3,072	$3,098
Adjusted cash efficiency ratio net of efficiency initiative charges (non-GAAP)	64.5%	66.6%

(a)	Three months ended September 30, 2013, June 30, 2013, and September 30, 2012 exclude $99 million, $107 million, and $130 million, respectively, of period end purchased credit card receivable intangible assets.
(b)	Net of capital surplus for the three months ended September 30, 2013 and June 30, 2013.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at September 30, 2013, June 30, 2013, and September 30, 2012.
(e)	9-30-13 amount is estimated.
(f)	Three months ended September 30, 2013, June 30, 2013 and September 30, 2012 exclude $103 million, $110 million, and $86 million, respectively, of average ending purchased credit card receivable intangible assets.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	Nine months ended September 30, 2013 and September 30, 2012 excludes $110 million and $29 million, respectively, of average ending purchased credit card receivable intangible assets.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Consolidated Balance Sheets

(dollars in millions)

	9-30-13	6-30-13	9-30-12
Assets
Loans	$53,597	$53,101	$51,419
Loans held for sale	699	402	628
Securities available for sale	12,606	13,253	11,962
Held-to-maturity securities	4,835	4,750	4,153
Trading account assets	806	592	663
Short-term investments	3,535	3,582	2,208
Other investments	1,007	1,037	1,106

Total earning assets	77,085	76,717	72,139
Allowance for loan and lease losses	(868)	(876)	(888)
Cash and due from banks	748	696	973
Premises and equipment	890	900	942
Operating lease assets	293	303	290
Goodwill	979	979	979
Other intangible assets	137	149	182
Corporate-owned life insurance	3,384	3,362	3,309
Derivative assets	475	461	771
Accrued income and other assets	2,747	2,864	2,853
Discontinued assets	4,838	5,084	5,400

Total assets	$90,708	$90,639	$86,950

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,132	$32,689	$30,573
Savings deposits	2,489	2,542	2,393
Certificates of deposit ($100,000 or more)	2,698	2,918	3,226
Other time deposits	3,833	4,089	4,941

Total interest-bearing deposits	42,152	42,238	41,133
Noninterest-bearing deposits	25,778	24,939	22,486
Deposits in foreign office — interest-bearing	605	544	569

Total deposits	68,535	67,721	64,188
Federal funds purchased and securities sold under repurchase agreements	1,455	1,647	1,746
Bank notes and other short-term borrowings	466	298	388
Derivative liabilities	450	456	657
Accrued expense and other liabilities	1,375	1,421	1,205
Long-term debt	6,154	6,666	6,119
Discontinued liabilities	2,037	2,169	2,368

Total liabilities	80,472	80,378	76,671
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,029	4,045	4,118
Retained earnings	7,431	7,214	6,762
Treasury stock, at cost	(2,193)	(2,020)	(1,868)
Accumulated other comprehensive income (loss)	(369)	(318)	(69)

Key shareholders’ equity	10,206	10,229	10,251
Noncontrolling interests	30	32	28

Total equity	10,236	10,261	10,279

Total liabilities and equity	$90,708	$90,639	$86,950

Common shares outstanding (000)	897,821	912,883	936,195

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-13	6-30-13	9-30-12	9-30-13	9-30-12
Interest income
Loans	$532	$539	$538	$1,619	$1,592
Loans held for sale	5	5	5	14	15
Securities available for sale	76	80	93	236	314
Held-to-maturity securities	22	20	21	60	50
Trading account assets	5	4	4	15	15
Short-term investments	1	1	1	4	4
Other investments	6	8	9	23	27

Total interest income	647	657	671	1,971	2,017
Interest expense
Deposits	37	42	60	124	208
Federal funds purchased and securities sold under repurchase agreements	1	—	1	2	3
Bank notes and other short-term borrowings	2	2	1	5	5
Long-term debt	29	32	37	98	138

Total interest expense	69	76	99	229	354

Net interest income	578	581	572	1,742	1,663
Provision (credit) for loan and lease losses	28	28	109	111	172

Net interest income (expense) after provision for loan and lease losses	550	553	463	1,631	1,491
Noninterest income
Trust and investment services income	100	100	94	295	280
Investment banking and debt placement fees	86	84	83	249	217
Service charges on deposit accounts	73	71	74	213	212
Operating lease income and other leasing gains	43	19	66	85	176
Corporate services income	44	43	39	132	127
Cards and payments income	43	42	37	122	97
Corporate-owned life insurance income	26	31	26	87	86
Consumer mortgage income	3	6	11	16	29
Net gains (losses) from principal investing	17	7	11	32	70
Other income (a)	24	26	77	82	123

Total noninterest income	459	429	518	1,313	1,417
Noninterest expense
Personnel	414	406	399	1,211	1,148
Net occupancy	66	72	65	202	191
Computer processing	38	39	42	116	126
Business services and professional fees	37	37	48	109	136
Equipment	25	27	27	78	80
Operating lease expense	14	11	13	37	45
Marketing	16	11	18	33	48
FDIC assessment	7	8	7	23	23
Intangible asset amortization on credit cards	8	7	6	23	6
Other intangible asset amortization	4	3	3	11	5
Provision (credit) for losses on lending-related commitments	3	5	(8)	11	(2)
OREO expense, net	1	1	1	5	14
Other expense	83	84	91	249	264

Total noninterest expense	716	711	712	2,108	2,084

Income (loss) from continuing operations before income taxes	293	271	269	836	824
Income taxes	59	72	51	201	178

Income (loss) from continuing operations	234	199	218	635	646
Income (loss) from discontinued operations, net of taxes	37	5	3	45	16

Net income (loss)	271	204	221	680	662
Less: Net income (loss) attributable to noncontrolling interests	(1)	—	2	—	7

Net income (loss) attributable to Key	$272	$204	$219	$680	$655

Income (loss) from continuing operations attributable to Key common shareholders	$229	$193	$211	$618	$623
Net income (loss) attributable to Key common shareholders	266	198	214	663	639
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.21	$.23	$.68	$.66
Income (loss) from discontinued operations, net of taxes	.04	.01	—	.05	.02
Net income (loss) attributable to Key common shareholders (b)	.29	.22	.23	.73	.68
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.21	$.22	$.67	$.66
Income (loss) from discontinued operations, net of taxes	.04	.01	—	.05	.02
Net income (loss) attributable to Key common shareholders (b)	.29	.22	.23	.72	.67
Cash dividends declared per common share	$.055	$.055	$.05	$.16	$.13
Weighted-average common shares outstanding (000)	901,904	913,736	936,223	911,918	943,378
Weighted-average common shares and potential common shares outstanding (000) (c)	928,854	918,628	940,764	917,579	947,582

(a)	For the three months ended September 30, 2013, June 30, 2013, and September 30, 2012, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Third Quarter 2013			Second Quarter 2013			Third Quarter 2012
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$23,864	$213	3.54%	$23,480	$212	3.63%	$21,473	$203	3.76%
Real estate — commercial mortgage	7,575	77	4.06	7,494	78	4.14	7,463	83	4.40
Real estate — construction	1,073	12	4.24	1,049	11	4.30	1,116	12	4.55
Commercial lease financing	4,633	36	3.14	4,747	48	3.96	5,026	39	3.13

Total commercial loans	37,145	338	3.61	36,770	349	3.80	35,078	337	3.83
Real estate — residential mortgage	2,193	25	4.43	2,176	24	4.53	2,092	25	4.80
Home equity:
Key Community Bank	10,247	101	3.92	9,992	98	3.93	9,734	99	4.02
Other	364	7	7.72	389	7	7.66	468	9	7.73

Total home equity loans	10,611	108	4.05	10,381	105	4.07	10,202	108	4.19
Consumer other — Key Community Bank	1,435	26	7.24	1,392	26	7.35	1,297	32	9.65
Credit cards	700	21	11.77	697	20	11.91	432	17	15.38
Consumer other:
Marine	1,120	17	6.26	1,206	20	6.24	1,493	22	6.28
Other	67	2	8.72	74	1	8.58	101	3	8.02

Total consumer other	1,187	19	6.40	1,280	21	6.37	1,594	25	6.39

Total consumer loans	16,126	199	4.93	15,926	196	4.94	15,617	207	5.26

Total loans	53,271	537	4.00	52,696	545	4.15	50,695	544	4.27
Loans held for sale	456	5	4.06	513	5	3.93	532	5	3.28
Securities available for sale (b), (e)	12,926	77	2.37	13,296	79	2.47	12,608	94	3.07
Held-to-maturity securities (b)	4,796	22	1.84	4,144	20	1.87	4,251	21	1.94
Trading account assets	747	5	2.52	749	4	2.31	693	4	2.10
Short-term investments	1,615	1	.20	2,722	1	.23	1,868	1	.24
Other investments (e)	1,022	6	2.67	1,048	8	2.61	1,134	8	3.01

Total earning assets	74,833	653	3.49	75,168	662	3.54	71,781	677	3.78
Allowance for loan and lease losses	(873)			(890)			(883)
Accrued income and other assets	9,549			9,770			9,907
Discontinued assets	5,061			5,096			5,471

Total assets	$88,570			$89,144			$86,276

Liabilities
NOW and money market deposit accounts	$32,736	13	.15	$32,849	14	.17	$30,176	14	.19
Savings deposits	2,520	—	.04	2,545	—	.04	2,378	1	.06
Certificates of deposit ($100,000 or more) (f)	2,785	12	1.67	2,975	13	1.79	3,420	22	2.53
Other time deposits	3,957	12	1.24	4,202	14	1.35	5,158	23	1.76
Deposits in foreign office	621	—	.20	573	1	.24	666	—	.21

Total interest-bearing deposits	42,619	37	.35	43,144	42	.39	41,798	60	.57
Federal funds purchased and securities sold under repurchase agreements	1,837	1	.08	1,845	—	.14	1,822	1	.17
Bank notes and other short-term borrowings	383	2	1.98	367	2	1.84	390	1	1.53
Long-term debt (f), (g)	3,504	29	3.41	4,401	32	3.25	3,793	37	4.43

Total interest-bearing liabilities	48,343	69	.56	49,757	76	.62	47,803	99	.83

Noninterest-bearing deposits	23,364			22,297			20,878
Accrued expense and other liabilities	1,626			1,653			1,900
Discontinued liabilities (g)	4,968			5,089			5,449

Total liabilities	78,301			78,796			76,030
Equity
Key shareholders’ equity	10,237			10,314			10,222
Noncontrolling interests	32			34			24

Total equity	10,269			10,348			10,246

Total liabilities and equity	$88,570			$89,144			$86,276

Interest rate spread (TE)			2.93%			2.92%			2.95%

Net interest income (TE) and net interest margin (TE)		584	3.11%		586	3.13%		578	3.23%

TE adjustment (b)		6			5			6

Net interest income, GAAP basis		$578			$581			$572

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the three months ended September 30, 2013, June 30, 2013, and September 30, 2012 includes $96 million, $96 million, and $54 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Nine months ended September 30, 2013			Nine months ended September 30, 2012
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$23,556	$643	3.65%	$20,706	$597	3.85%
Real estate — commercial mortgage	7,561	234	4.15	7,689	257	4.46
Real estate — construction	1,053	34	4.27	1,205	42	4.69
Commercial lease financing	4,740	131	3.68	5,234	138	3.52

Total commercial loans	36,910	1,042	3.77	34,834	1,034	3.97
Real estate — residential mortgage	2,181	74	4.51	2,011	74	4.92
Home equity:
Key Community Bank	10,011	295	3.94	9,423	286	4.05
Other	388	22	7.69	494	28	7.69

Total home equity loans	10,399	317	4.08	9,917	314	4.23
Consumer other — Key Community Bank	1,390	77	7.38	1,246	89	9.49
Credit cards	700	63	12.10	145	17	15.38
Consumer other:
Marine	1,212	57	6.27	1,601	75	6.29
Other	75	5	8.40	106	7	8.11

Total consumer other	1,287	62	6.39	1,707	82	6.40

Total consumer loans	15,957	593	4.95	15,026	576	5.11

Total loans	52,867	1,635	4.14	49,860	1,610	4.31
Loans held for sale	479	14	3.75	566	15	3.45
Securities available for sale (b), (e)	12,766	237	2.52	13,906	315	3.12
Held-to-maturity securities (b)	4,256	60	1.88	3,335	50	1.98
Trading account assets	735	15	2.74	756	15	2.63
Short-term investments	2,440	4	.22	2,124	4	.27
Other investments (e)	1,043	23	2.96	1,160	26	3.02

Total earning assets	74,586	1,988	3.56	71,707	2,035	3.81
Allowance for loan and lease losses	(886)			(926)
Accrued income and other assets	9,727			9,923
Discontinued assets	5,124			5,647

Total assets	$88,551			$86,351

Liabilities
NOW and money market deposit accounts	$32,513	41	.17	$29,207	42	.19
Savings deposits	2,513	1	.05	2,154	1	.05
Certificates of deposit ($100,000 or more) (f)	2,890	39	1.82	3,770	78	2.77
Other time deposits	4,202	42	1.34	5,611	86	2.04
Deposits in foreign office	550	1	.23	731	1	.23

Total interest-bearing deposits	42,668	124	.39	41,473	208	.67
Federal funds purchased and securities sold under repurchase agreements	1,865	2	.12	1,851	3	.19
Bank notes and other short-term borrowings	379	5	1.86	449	5	1.62
Long-term debt (f), (g)	4,187	98	3.39	5,134	138	3.95

Total interest-bearing liabilities	49,099	229	.63	48,907	354	.98

Noninterest-bearing deposits	22,361			19,656
Accrued expense and other liabilities	1,692			2,030
Discontinued liabilities (g)	5,089			5,633

Total liabilities	78,241			76,226
Equity
Key shareholders’ equity	10,277			10,105
Noncontrolling interests	33			20

Total equity	10,310			10,125

Total liabilities and equity	$88,551			$86,351

Interest rate spread (TE)			2.93%			2.83%

Net interest income (TE) and net interest margin (TE)		1,759	3.16%		1,681	3.15%

TE adjustment (b)		17			18

Net interest income, GAAP basis		$1,742			$1,663

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the nine months ended September 30, 2013 and September 30, 2012 includes $95 million and $18 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Noninterest Expense

(dollars in millions)

	Three months ended			Nine months ended
	9-30-13	6-30-13	9-30-12	9-30-13	9-30-12
Personnel (a)	$414	$406	$399	$1,211	$1,148
Net occupancy	66	72	65	202	191
Computer processing	38	39	42	116	126
Business services and professional fees	37	37	48	109	136
Equipment	25	27	27	78	80
Operating lease expense	14	11	13	37	45
Marketing	16	11	18	33	48
FDIC assessment	7	8	7	23	23
Intangible asset amortization on credit cards	8	7	6	23	6
Other intangible asset amortization	4	3	3	11	5
Provision (credit) for losses on lending-related commitments	3	5	(8)	11	(2)
OREO expense, net	1	1	1	5	14
Other expense	83	84	91	249	264

Total noninterest expense	$716	$711	$712	$2,108	$2,084

Average full-time equivalent employees (b)	14,555	14,999	15,833	14,980	15,565

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Nine months ended
	9-30-13	6-30-13	9-30-12	9-30-13	9-30-12
Salaries	$222	$227	$227	$671	$674
Technology contract labor, net	19	19	20	56	45
Incentive compensation	81	77	83	231	209
Employee benefits	78	56	54	193	172
Stock-based compensation	8	9	10	27	36
Severance	6	18	5	33	12

Total personnel expense	$414	$406	$399	$1,211	$1,148

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Loan Composition

(dollars in millions)

					Percent change 9-30-13 vs.
	9-30-13	6-30-13	9-30-12		6-30-13	9-30-12
Commercial, financial and agricultural (a)	$24,317	$23,715	$21,979		2.5%	10.6%
Commercial real estate:
Commercial mortgage	7,544	7,474	7,529		.9	.2
Construction	1,058	1,060	1,067		(.2)	(.8)

Total commercial real estate loans	8,602	8,534	8,596		.8	.1
Commercial lease financing	4,550	4,774	4,960		(4.7)	(8.3)

Total commercial loans	37,469	37,023	35,535		1.2	5.4
Residential — prime loans:
Real estate — residential mortgage	2,198	2,176	2,138		1.0	2.8
Home equity:
Key Community Bank	10,285	10,173	9,768		1.1	5.3
Other	353	375	409	(d)	(5.9)	(13.7)

Total home equity loans	10,638	10,548	10,177		.9	4.5

Total residential — prime loans	12,836	12,724	12,315		.9	4.2
Consumer other — Key Community Bank	1,440	1,424	1,313		1.1	9.7
Credit cards	698	701	710		(.4)	(1.7)
Consumer other:
Marine	1,083	1,160	1,448		(6.6)	(25.2)
Other	71	69	98		2.9	(27.6)

Total consumer other	1,154	1,229	1,546		(6.1)	(25.4)

Total consumer loans	16,128	16,078	15,884		.3	1.5

Total loans (b), (c)	$53,597	$53,101	$51,419		.9%	4.2%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 9-30-13 vs.
	9-30-13	6-30-13	9-30-12	6-30-13	9-30-12
Commercial, financial and agricultural	$68	$22	$13	209.1%	423.1%
Real estate — commercial mortgage	608	318	484	91.2	25.6
Real estate — construction	—	—	10	N/M	N/M
Commercial lease financing	—	14	4	N/M	N/M
Real estate — residential mortgage	23	48	117	(52.1)	(80.3)

Total loans held for sale	$699	$402	$628	73.9%	11.3%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	3Q13	2Q13	1Q13	4Q12	3Q12
Balance at beginning of period	$402	$434	$599	$628	$656
New originations	1,467	1,241	1,075	1,686	1,280
Transfers from held to maturity, net	15	17	19	38	13
Loan sales	(1,181)	(1,292)	(1,257)	(1,747)	(1,311)
Loan draws (payments), net	(4)	—	—	(4)	(9)
Transfers to OREO / valuation adjustments	—	2	(2)	(2)	(1)

Balance at end of period	$699	$402	$434	$599	$628

(a)	September 30, 2013, June 30, 2013 and September 30, 2012 loan balances include $96 million, $96 million, and $88 million, respectively, of commercial credit card balances.
(b)	Excluded at September 30, 2013, June 30, 2013, and September 30, 2012 are loans in the amount of $4.7 billion, $5.0 billion, and $5.3 billion, respectively, related to the discontinued operations of the education lending business.
(c)	September 30, 2013 loan balance includes purchased loans of $176 million of which $18 million were purchased credit impaired. June 30, 2013 loan balance includes purchased loans of $187 million of which $19 million were purchased credit impaired. September 30, 2012 includes purchased loans of $231 million of which $25 million were purchased credit impaired.
(d)	This loan category was impacted by $45 million in net loan charge-offs taken during the third quarter of 2012 related to updated regulatory guidance.

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance Outstanding		Change 9-30-13 vs. 6-30-13	Net Loan Charge-offs		Balance on Nonperforming Status
	9-30-13	6-30-13		3Q13 (c)	2Q13 (c)	9-30-13	6-30-13
Residential properties — homebuilder	$26	$26	—	—	$1	$8	$8
Marine and RV floor plan	25	28	$(3)	—	—	6	7
Commercial lease financing (a)	796	931	(135)	$(2)	(2)	1	1

Total commercial loans	847	985	(138)	(2)	(1)	15	16
Home equity — Other	353	375	(22)	2	5	14	16
Marine	1,083	1,160	(77)	1	5	25	31
RV and other consumer	71	69	2	—	1	2	—

Total consumer loans	1,507	1,604	(97)	3	11	41	47

Total exit loans in loan portfolio	$2,354	$2,589	$(235)	$1	$10	$56	$63

Discontinued operations — education lending business (not included in exit loans above) (b)	$4,738	$4,992	$(254)	$9	$7	$23	$19

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	3Q13	2Q13	1Q13	4Q12	3Q12
Net loan charge-offs	$37	$45	$49	$58	$109
Net loan charge-offs to average total loans	.28%	.34%	.38%	.44%	.86%
Allowance for loan and lease losses to annualized net loan charge-offs	591.3	485.3	449.4	384.9	204.8
Allowance for loan and lease losses	$868	$876	$893	$888	$888
Allowance for credit losses (a)	908	913	925	917	931
Allowance for loan and lease losses to period-end loans	1.62%	1.65%	1.70%	1.68%	1.73%
Allowance for credit losses to period-end loans	1.69	1.72	1.76	1.74	1.81
Allowance for loan and lease losses to nonperforming loans	160.4	134.4	137.4	131.8	136.0
Allowance for credit losses to nonperforming loans	167.8	140.0	142.3	136.1	142.6
Nonperforming loans at period end (b)	$541	$652	$650	$674	$653
Nonperforming assets at period end	579	693	705	735	718
Nonperforming loans to period-end portfolio loans	1.01%	1.23%	1.24%	1.28%	1.27%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.08	1.30	1.34	1.39	1.39

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $18 million, $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Nine months ended
	9-30-13	6-30-13	9-30-12	9-30-13	9-30-12
Average loans outstanding	$53,271	$52,696	$50,695	$52,867	$49,860

Allowance for loan and lease losses at beginning of period	$876	$893	$888	$888	$1,004
Loans charged off:
Commercial, financial and agricultural	15	15	16	44	65
Real estate — commercial mortgage	2	3	23	18	69
Real estate — construction	—	1	3	2	19

Total commercial real estate loans	2	4	26	20	88
Commercial lease financing	17	2	—	25	20

Total commercial loans	34	21	42	89	173
Real estate — residential mortgage	3	4	6	13	19
Home equity:
Key Community Bank	14	18	65	50	113
Other	4	6	6	16	23

Total home equity loans	18	24	71	66	136
Consumer other — Key Community Bank	8	7	9	24	29
Credit cards	9	8	2	25	2
Consumer other:
Marine	5	9	11	22	41
Other	1	1	—	3	4

Total consumer other	6	10	11	25	45

Total consumer loans	44	53	99	153	231

Total loans charged off	78	74	141	242	404
Recoveries:
Commercial, financial and agricultural	11	7	9	30	40
Real estate — commercial mortgage	10	5	2	20	18
Real estate — construction	6	—	1	14	3

Total commercial real estate loans	16	5	3	34	21
Commercial lease financing	2	4	8	10	18

Total commercial loans	29	16	20	74	79
Real estate — residential mortgage	1	—	—	1	2
Home equity:
Key Community Bank	2	4	3	8	7
Other	2	1	1	5	4

Total home equity loans	4	5	4	13	11
Consumer other — Key Community Bank	1	2	2	5	5
Credit cards	1	2	—	3	—
Consumer other:
Marine	4	4	5	13	18
Other	1	—	1	2	2

Total consumer other	5	4	6	15	20

Total consumer loans	12	13	12	37	38

Total recoveries	41	29	32	111	117

Net loan charge-offs	(37)	(45)	(109)	(131)	(287)
Provision (credit) for loan and lease losses	28	28	109	111	172
Foreign currency translation adjustment	1	—	—	—	(1)

Allowance for loan and lease losses at end of period	$868	$876	$888	$868	$888

Liability for credit losses on lending-related commitments at beginning of period	$37	$32	$51	$29	$45
Provision (credit) for losses on lending-related commitments	3	5	(8)	11	(2)

Liability for credit losses on lending-related commitments at end of period (a)	$40	$37	$43	$40	$43

Total allowance for credit losses at end of period	$908	$913	$931	$908	$931

Net loan charge-offs to average total loans	.28%	.34%	.86%	.33%	.77%
Allowance for loan and lease losses to annualized net loan charge-offs	591.3	485.3	204.8	495.6	231.6
Allowance for loan and lease losses to period-end loans	1.62	1.65	1.73	1.62	1.73
Allowance for credit losses to period-end loans	1.69	1.72	1.81	1.69	1.81
Allowance for loan and lease losses to nonperforming loans	160.4	134.4	136.0	160.4	136.0
Allowance for credit losses to nonperforming loans	167.8	140.0	142.6	167.8	142.6
Discontinued operations — education lending business:
Loans charged off	$14	$12	$17	$42	$56
Recoveries	5	5	5	14	13

Net loan charge-offs	$(9)	$(7)	$(12)	$(28)	$(43)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	9-30-13	6-30-13	3-31-13	12-31-12	9-30-12
Commercial, financial and agricultural	$102	$146	$142	$99	$132
Real estate — commercial mortgage	58	106	114	120	134
Real estate — construction	17	26	27	56	53

Total commercial real estate loans	75	132	141	176	187
Commercial lease financing	22	14	12	16	18

Total commercial loans	199	292	295	291	337
Real estate — residential mortgage (a)	98	94	96	103	83
Home equity:
Key Community Bank	198	205	199	210	171
Other	13	16	18	21	18

Total home equity loans (a)	211	221	217	231	189
Consumer other — Key Community Bank	2	3	3	2	3
Credit cards	4	11	13	11	8
Consumer other:
Marine	25	30	25	34	31
Other	2	1	1	2	2

Total consumer other	27	31	26	36	33

Total consumer loans	342	360	355	383	316

Total nonperforming loans (b)	541	652	650	674	653
Nonperforming loans held for sale	13	14	23	25	19
OREO	15	18	21	22	29
Other nonperforming assets	10	9	11	14	17

Total nonperforming assets	$579	$693	$705	$735	$718

Accruing loans past due 90 days or more	$90	$80	$83	$78	$89
Accruing loans past due 30 through 89 days	288	251	368	424	354
Restructured loans — accruing and nonaccruing (c)	349	311	294	320	323
Restructured loans included in nonperforming loans (c)	228	195	178	249	217
Nonperforming assets from discontinued operations — education lending business	23	19	15	20	22
Nonperforming loans to period-end portfolio loans	1.01%	1.23%	1.24%	1.28%	1.27%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.08	1.30	1.34	1.39	1.39

(a)	All of the increase in real estate — residential mortgage and $26 million of the increase in total home equity loans from September 30, 2012 to December 31, 2012 was related to regulatory guidance issued in the second and third quarters of 2012.
(b)	September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $18 million, $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.
(c)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. The majority of the increase in restructured loans included in nonperforming loans during the second half of 2012 was a result of updated regulatory guidance in the third quarter of 2012.

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	3Q13	2Q13	1Q13	4Q12	3Q12
Balance at beginning of period	$652	$650	$674	$653	$657
Loans placed on nonaccrual status	161	160	278	288	276
Charge-offs	(78)	(74)	(91)	(104)	(141)
Loans sold	(61)	(5)	(42)	(44)	(43)
Payments	(43)	(36)	(83)	(78)	(74)
Transfers to OREO	(2)	(7)	(7)	(7)	(10)
Transfers to nonperforming loans held for sale	—	—	—	(8)	—
Transfers to other nonperforming assets	—	—	—	(1)	—
Loans returned to accrual status	(88)	(36)	(79)	(25)	(12)

Balance at end of period (a)	$541	$652	$650	$674	$653

(a)	September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $18 million, $19 million, $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	3Q13	2Q13	1Q13	4Q12	3Q12
Balance at beginning of period	$14	$23	$25	$19	$38
Transfers in	—	—	—	8	—
Net advances / (payments)	(1)	(1)	—	(1)	(1)
Loans sold	—	(8)	—	(1)	(17)
Transfers to OREO	—	—	—	—	(1)
Valuation adjustments	—	—	(2)	—	—

Balance at end of period	$13	$14	$23	$25	$19

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	3Q13	2Q13	1Q13	4Q12	3Q12
Balance at beginning of period	$18	$21	$22	$29	$28
Properties acquired — nonperforming loans	2	7	7	7	11
Valuation adjustments	(1)	(2)	(3)	(2)	(2)
Properties sold	(4)	(8)	(5)	(12)	(8)

Balance at end of period	$15	$18	$21	$22	$29

KeyCorp Reports Third Quarter 2013 Profit

October 16, 2013

Line of Business Results

(dollars in millions)

						Percent change 3Q13 vs.
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Key Community Bank
Summary of operations
Total revenue (TE)	$551	$556	$549	$580	$575	(.9)%	(4.2)%
Provision (credit) for loan and lease losses	24	41	59	26	123	(41.5)	(80.5)
Noninterest expense	441	456	439	502	478	(3.3)	(7.7)
Net income (loss) attributable to Key	54	37	32	33	(16)	45.9	N/M
Average loans and leases	29,495	29,161	28,977	28,629	27,764	1.1	6.2
Average deposits	49,652	49,473	49,349	49,839	49,269	.4	.8
Net loan charge-offs	27	42	47	12	91	(35.7)	(70.3)
Net loan charge-offs to average total loans	.36%	.58%	.66%	.17%	1.30%	N/A	N/A
Nonperforming assets at period end	$382	$475	$495	$459	$422	(19.6)	(9.5)
Return on average allocated equity	7.49%	5.16%	4.53%	4.56%	(2.25)%	N/A	N/A
Average full-time equivalent employees	7,990	8,316	8,709	8,869	9,064	(3.9)	(11.8)
Key Corporate Bank
Summary of operations
Total revenue (TE)	$377	$375	$379	$402	$370	.5%	1.9%
Provision (credit) for loan and lease losses	13	(10)	4	11	(3)	N/M	N/M
Noninterest expense	217	202	210	207	201	7.4	8.0
Net income (loss) attributable to Key	96	116	105	115	109	(17.2)	(11.9)
Average loans and leases	20,586	20,133	20,044	19,481	18,893	2.3	9.0
Average loans held for sale	422	466	409	538	441	(9.4)	(4.3)
Average deposits	16,125	15,606	13,968	13,681	12,879	3.3	25.2
Net loan charge-offs	7	(6)	(1)	21	8	N/M	(12.5)
Net loan charge-offs to average total loans	.13%	(.12)%	(.02)%	.43%	.17%	N/A	N/A
Nonperforming assets at period end	$119	$136	$136	$175	$197	(12.5)	(39.6)
Return on average allocated equity	23.31%	28.54%	26.35%	28.02%	26.06%	N/A	N/A
Average full-time equivalent employees	2,018	1,955	1,930	1,920	2,009	3.2	.4

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful